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                                 EXHIBIT H.(VII)
                              AMENDMENT NUMBER 7 TO
                      TRANSFER AGENCY AND SERVICE AGREEMENT

     Pursuant to the Transfer Agency and Service Agreement between THE HARTFORD MUTUAL FUNDS, INC. and HARTFORD ADMINISTRATIVE SERVICES COMPANY dated as of November 1, 2001, the funds listed below (the "Funds") are hereby included as new Funds in accordance with the Additional Funds provision of Section 10 of the Agreement. All provisions in the Agreement shall apply to the Funds.

     -    The Hartford Balanced Income Fund

     -    The Hartford MidCap Growth Fund

     -    The Hartford Select SmallCap Value Fund

                                        THE HARTFORD MUTUAL FUNDS, INC.


                                        By: /s/ John C. Walters
                                            ------------------------------------
                                        Name: John C. Walters
                                        Title: Vice President


                                        HARTFORD ADMINISTRATIVE SERVICES COMPANY


                                        By: /s/ Robert M. Arena
                                            ------------------------------------
                                        Name: Robert M. Arena
                                        Title: Vice President


Effective Date: July 28, 2006